EX-99(14)(a)

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Representations and Warranties by Acquired Fund” and “Representations and Warranties by Acquiring Fund” in Exhibit A to the Proxy Statement/Prospectus and the caption “Financial Statements and Pro Forma Financial Statements” in the Statement of Additional Information included in this Registration Statement (Form N-14) of Delaware Investments National Municipal Income Fund, the reference to our firm under the captions “Change in Independent Registered Public Accounting Firm” in the March 31, 2010 Annual Report to shareholders and September 30, 2010 Semiannual Report to shareholders of Delaware Investments National Municipal Income Fund and Delaware Investments Arizona Municipal Income Fund, Inc. incorporated by reference in this Registration Statement, and the incorporation by reference of our report on the Delaware Investments National Municipal Income Fund and Delaware Investments Arizona Municipal Income Fund, Inc. dated May 19, 2010 included in the 2010 Annual Report to shareholders.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
February 28, 2011